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                                                                   Exhibit 10.22

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") made this 1st day of November, 1997 between SONIC AUTOMOTIVE, INC. (formerly named Sonic Auto World, Inc.), its successors or assigns, subsidiary corporations or affiliates (collectively, the "Employer") and JEFFREY C. RACHOR ("Employee") and SONIC FINANCIAL CORP ("Guarantor").

                                    RECITALS
                                    --------

     WHEREAS, Employer desires to acquire certain of the automobile dealership assets of Employee within the State of Tennessee; and

     WHEREAS, Employer desires to retain the services of Employee in order to manage the existing dealerships and acquire and manage additional dealerships in the states of Kentucky, Tennessee, Alabama and Georgia (the "Region").

     WHEREAS, Employee is prepared to perform those duties as set forth in this Agreement.

     NOW, THEREFORE, the parties intending to be legally bound agree as follows:

     1. Term of Employment. Employer hereby employs Employee, and Employee
        ------------------
hereby accepts employment from Employer for the period commencing with the closing of the sale transferring those assets in which Employee has an interest in various dealerships in the State of Tennessee to Employer (the "Commencement Date") and ending five (5) years thereafter, unless sooner terminated pursuant to the provisions of paragraph 5 hereof (the "Employment Period"), It is the intention of Employer and Employee that the term of this employment coincide with the term of the Non-Competition Agreement executed in connection with that certain Asset Purchase Agreement dated June 24, 1997 pursuant to which Employer shall acquire certain of the automobile dealership assets of Employee.

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         2. Duties of Employee. Employee shall be employed by Employer as
            ------------------
Regional Vice President over all of the automobile dealerships in which Employer acquires a controlling ownership interest and which are located in the Region. Employee's duties shall include, but not be limited to, acquisitions of additional automobile dealerships within the Region for Employer. Employee shall manage and supervise all Employer-owned dealerships within the Region and shall report directly to the President. Employee shall serve Employer faithfully and exclusively in the performance of Employee's duties and shall devote his full time and best efforts to his employment, including the regularly established working hours and such additional time as the requirements of Employer and the performance of the Employee's duties require. Employee agrees to observe and comply with all the rules and regulations of Employer as adopted and furnished to Employee by Employer's Board of Directors from time to time. Employee specifically understands that Employer shall have final authority over the terms and conditions of all acquisitions.

         3.       Compensation.  For all services rendered by Employee under
                  ------------
this Agreement, he shall be entitled to compensation in accordance with the following:

                  (a)  Base Salary. During the Employment Period, the Employee
                       -----------
         shall receive an annual base salary ("Annual Base Salary") of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) which shall be paid in equal monthly installments in the amount of TWELVE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($12,500.00).

                  (b)  Special Bonus.  In addition to the Annual Base Salary as
                       -------------
         hereinabove provided, as long as Employee remains employed with Employer, the Employer shall pay to the Employee a special bonus
         (the "Special Bonus") in recognition of the Employee's

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          services. Said Special Bonus shall be two and eight tenths percent
          (2.8%) of the annual net profit based on pre-tax earnings of all dealerships owned by the Employer within the Region, exclusive of any group or groups of commonly owned dealerships with gross revenues in excess of three hundred million dollars ($300,000,000) in sales acquired in a single transaction and/or as a part of a single transaction by Employer after the Commencement Date (the "Subsequently Acquired Large Dealerships"). The Special Bonus shall be paid in monthly installments based on 2.8% of net profit based on pre-tax earnings as determined from the prior month's manufacturer's monthly financial statement for each dealership owned by the Employer in the Region, exclusive of the Subsequently Acquired Large Dealerships. Such monthly installments shall be subject to a fifteen percent (15%) retainage which shall be held by Employer. Following the close of Employer's fiscal year, but in no event later than ninety (90) days after the close of Employer's fiscal year, payments from or withholding of such retainage shall be used, in addition to other funds if necessary, to settle any overpayment or underpayment of Employee's Special Bonus.

                  c. Override For Subsequently Acquired Large Dealerships. With
                     ----------------------------------------------------
          respect to the Subsequently Acquired Large Dealerships, Employee shall receive an override of one percent (1%) of the annual net profit for each such dealership (the "Subsequently Acquired Large Dealership Override"). The Subsequently Acquired Large Dealership Override shall be paid in monthly installments based on one percent (1%) of net profit based on pre-tax earnings as determined from the prior month's manufacturer's monthly financial statement for such dealerships. Such monthly installments shall be subject to a fifteen percent (15%) retainage which shall be held by Employer. Following the close of

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                  Employer's fiscal year, but in no event later than ninety (90)
         days after the close of Employer's fiscal year, payments from or withholding of such retainage shall be used, in additional to other funds, if necessary, to settle any overpayment or underpayment of the Subsequently Acquired Large Dealership Override.

                  (d)   Initial Year Bonus. For the twelve months immediately
                        ------------------
         following the Commencement Date, Employee shall have the opportunity to earn an initial year bonus (the "Initial Year Bonus"), calculated as set forth below. If the net profit based on pre-tax earnings for such twelve month period for the Region, exclusive of Subsequently Acquired Large Dealerships, exceeds five million five hundred thousand dollars ($5,500,000), the Employee shall be entitled to an Initial Year Bonus in the amount of fifty thousand dollars ($50,000). If the net profit based on pre-tax earnings for such twelve month period for the Region, exclusive of Subsequently Acquired Large Dealerships, exceeds six million dollars ($6,000,000), then Employee shall be entitled to an Initial Year Bonus in the total amount of one hundred thousand dollars ($100,000). Any initial Year Bonus earned by Employee shall be payable within sixty (60) days of the close of such twelve month period.

                  (e) In determining pre-tax earning for the purpose of computing Employee's Special Bonus, the Subsequently Acquired Large Dealership Override and the Initial Year Bonus, the following shall apply:

                        (1) No deduction shall be taken for federal and state
                  income taxes owed by the dealerships;

                        (2) No deduction shall be taken for bad debts which have
                  not been processed through the company's customary credit approval procedures;

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                        (3)   Pre-tax profits shall be determined before any
                  management fee expense allocation from Employer;

                        (4) Overhead expenses or other expenses which have been incurred by any dealership which are allocated to said dealership but do not directly relate to the operation of said dealership or that portion so allocated which is not reasonably related to the operation of the dealership shall not be deducted in determining pre-tax profits. To illustrate, expenses incurred by a parent corporation or an affiliate which do not have a direct bearing on the operation of the dealership would be deducted in arriving at Employee's Special Bonus.

                        (5) Pre-tax profits shall be determined before Employee's Special Bonus, the Subsequently Acquired Large Dealership Override and the Initial Year Bonus.

             4.   Fringe Benefits. During the Employment Period, Employee shall
                  ---------------
         receive with other similarly situated employees of the Employer, all the fringe benefits of Employer, together with the following additional fringe benefits;

                  (a) The use of two luxury demonstrator vehicles annually of Employee's choice, including all reasonable related expenses such as insurance, maintenance and gasoline.

                  (b) Medical insurance coverage for Employee and his dependents and reimbursement of the Employee for the reasonable costs of disability insurance with a reasonable monthly benefit for life and with a waiting period of no more than ninety (90) days. This disability insurance shall contain other provisions so that it will replace to the

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         extent reasonably possible Employee's Base Salary in case Employer terminates this Agreement upon Employee's disability as set forth herein.

                  (c) Prompt reimbursement for all reasonable employment, travel, entertainment and other business related expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Employer and its affiliated companies in effect for the Employee at any time during the ninety (90) day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                  (d) An office of a size and with furnishings and other appointments, and an exclusive personal secretary and other assistants at least equal to the most favorable policies, practices and procedures of the Employer and its affiliated companies in effect for the Employee at any time during the ninety (90) day period immediately preceding the Commencement Date or, if more favorable to the Employee, as provided generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

                  (e) An annual paid vacation in accordance with the most favorable policies, practices and procedures of the Employer and its affiliated companies as in effect for the Employee at any time during the ninety (90) day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

         5.       Termination of Employment. This Agreement shall terminate as
                  -------------------------
         follows:


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     (a)  Death or Disability. The Employee's employment shall terminate
          -------------------
automatically upon the Employee's death during the Employment Period. If the Employer determines in good faith that the Employee becomes unable to perform the essential functions of his position, with or without reasonable accommodation, then Employer shall give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Employer shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Employee (the "Disability Effective Date") provided that, within the thirty (30) days after such receipt, the Employee shall not have returned to full time performance of the Employee's duties.

     (b)  Cause. The Employer may terminate the Employee's employment at any
          -----
time, without notice and with immediate effect for Cause. For purposes of this Agreement "Cause" shall mean

          (i) a material breach by the Employee of the Employee's obligations as set forth herein (other than due to disability) which material breach is not remedied within five (5) business days after receipt of written notice from the Employer specifying such a breach;

          (ii)  the conviction of the Employee of a felony;

          (iii) actions by Employee involving moral turpitude;

          (iv) willful failure of Employee to comply with reasonable directives of Employer's Board of Directors;

          (v)   chronic absenteeism of Employee;

          (vi)  willful misconduct of Employee resulting in damage to Employer;

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          (vii) Employee's illegal use of controlled substances.

     (c)  Good Reason. The Employee's employment may be terminated by the
          -----------
Employee during the Employment Period for good reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Employee of any duties materially inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement or any other action by the Employer which results in a substantial diminution in such position, authority, duties or responsibilities, excluding for this purpose, isolated, unsubstantial arid inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of written notice thereof given by the Employee;

          (ii) any failure by the Employer to comply with any of the material provisions of this Agreement other than isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Employee;

          (iii) the Employer's requiring the Employee to be based at any office or location other than in Tennessee;

          (iv) any failure of the Employer to comply with and satisfy the provisions of paragraph 7 of this Agreement.

     (d)  Without Cause. Either Employee or Employer may terminate this
          -------------
Agreement at any time, for any reason or without any reason. Such a termination shall be deemed a termination "without cause".

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         6.     Obligations of the Employer Upon Termination.  The parties agree
                --------------------------------------------
as follows:

                (a)   Death or Disability. If the Employee's employment is
                      -------------------
         terminated by reason of the Employee's death or disability during the Employment Period, Employee or Employee's estate shall be paid the Employee's Annual Base Salary together with those fringe benefits described in paragraphs 4(a) and 4(b) hereof through the remaining term of this Agreement.

                (b)   Cause. If the Employee's employment shall be terminated
                      -----
         for Cause during the Employment Period, Employee shall be paid the Employee's Annual Base Salary together with those fringe benefits described in paragraph 4(a) and 4(b) hereof throughout the remaining term of this Agreement.

                (c)   Reason. If, during the Employment Period, the Employee
                      ------
         shall terminate employment for Good Reason, he shall be paid his Annual Base Salary together with those fringe benefits described in paragraphs 4(a) and 4(b) hereof throughout the remaining term of this Agreement.

                (d)   Without Cause. If Employee's employment is terminated
                      -------------
         without cause, then Employer shall continue to pay Employee his Annual Base Salary together with those fringe benefits described in paragraphs 4(a) and 4(b) hereof throughout the remaining term of this Agreement.

         7.     Stock Option. If and when Employer completes an initial public
                ------------
offering of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), Employee shall be eligible to participate in a stock option plan to be adopted by Employer for its employees at such time (the "Stock Option Plan"). Employee's initial grant under the Stock Option Plan shall be in an amount equal to at least

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forty percent (40%) of the highest number of options granted to any employee of
Employer pursuant to Employer's initial round of grants under the Stock Option Plan. The exercise price of such initial options shall be the fair market value of the shares of the common stock on the date of such initial grant, it being the intention of Employer to set such initial exercise price at the same price per share of Employer's common stock sold in the IPO. Any grants of options thereafter under the Stock Option Plan shall be at the discretion of Employer's Board of Directors. The terms and conditions of any options granted to Employee pursuant to the Stock Option Plan shall otherwise be governed by the provisions of the Stock Option Plan.

     8.   Restrictive Covenants. For purposes of this Agreement, "Restrictive
          ---------------------
Covenants" mean the provisions of this paragraph 8. It is stipulated and agreed that Employer is engaged in the business of owning and operating automobile and/or truck dealerships, which business includes, without limitation, the marketing and selling of new and used vehicles and the servicing of automobiles and trucks (the "Business"). It is further stipulated and agreed that as a result of Employee's employment by Employer, and as a result of Employee's continued employment hereunder, Employee has and will have access to valuable, highly confidential, privileged and proprietary information relating to Employer's Business, including, without limitation, existing and future inventory information, customer lists, sales methods and techniques, costs and costing methods, pricing techniques and strategies, sales agreements with customers, profits and product line profitability information, unpublished present and future marketing strategies and promotional programs, and other information regarded by Employer as proprietary and confidential (the "Confidential Information"). It is further acknowledged that the unauthorized use or disclosure by Employee of any of the Confidential Information would seriously damage Employer in its Business.

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     In consideration of the provisions of this paragraph 8, the compensation and benefits referred to in paragraphs 3 and 4 hereof, which Employee acknowledges are legally sufficient to support enforceability by the Employer of the Restrictive Covenants against Employee, Employee agrees as follows:

          (a) During the term of this Agreement and after its termination or expiration for any reason, Employee will not, without Employer's prior written consent, use, divulge, disclose, furnish or make accessible to any third person, company or other entity, any aspect of the Confidential Information (other than as required in the ordinary discharge of Employee's duties hereunder).

          (b) During the term of this Agreement and for a period of two years after the date of the expiration or termination of this Agreement for any reason (the "Restrictive Period"), Employee shall not, directly or indirectly:

               (i) Employ or solicit the employment of any person who at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason was employed by Employer;

               (ii) Provide or solicit the provision of products or services, similar to those provided by Employer to any person or entity within the "Restricted Territory," as hereinafter defined, who purchased or leased automobiles, trucks, or services from Employer at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason;

               (iii) Interfere or attempt to interfere with the terms or other aspects of the relationship between Employer and any person or entity from whom

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          Employer has purchased automobiles, trucks, parts, supplies, inventory or services at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason;

               (iv) Engage in competition with Employer or its respective successors and assigns by engaging, directly or indirectly, in a business involving the sale or leasing of automobiles or trucks or which is otherwise substantially similar to the Business, within the "Restricted Territory," as hereinafter defined; or

               (v) Provide information to, solicit or sell for, organize or own any interest in (either directly or thorough any parent, affiliate or subsidiary corporation, partnership, or other entity), or become employed or engaged by, or act as agent for, any person, corporation or other entity that is directly or indirectly engaged in a business in the "Restricted Territory," as hereinafter defined, which is substantially similar to the Business or competitive with Employer's business; provided, however, that nothing herein shall preclude the Employee from holding not more than three percent (3%) of the outstanding shares of any publicly held company which may be so engaged in a trade or business identical or similar to the Business of the Employer. As used herein, "Restricted Territory" means the Standard Metropolitan Statistical Areas, as determined by the United States Office of Management and Budget, for Houston, Texas; Charlotte, North Carolina; Chattanooga, Tennessee; and Nashville, Tennessee. (c) Notwithstanding anything to the contrary contained in this Agreement, paragraphs 8(b)(ii), 8(b)(iv) and 8(b)(v) shall not preclude Employee from maintaining his investment in NEBCO of Cleveland, L.L,C. d/b/a Toyota of

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          Cleveland and Abra Auto Body and Glass, L.L.C., so long as Employee does not, directly or indirectly, engage in the active management of or participate in the operation of such entities during the term of this Agreement or the Restrictive Period, subject to the last sentence of this paragraph 8(c). Notwithstanding the foregoing sentence, Employee shall be permitted to engage in the active management and/or participate in the operation of NEBCO of Cleveland, L.L.C. d/b/a Toyota of Cleveland and Abra Auto Body and Glass, LL.C. in the event that Employee's employment with Employer is terminated "without cause" by Employer.

     9.   Remedies. It is stipulated that a breach by Employee of the
          --------
Restrictive Covenants would cause irreparable damage to Employer. Employer, in addition to any other rights or remedies which Employer may have, shall be entitled to an injunction restraining Employee from violating or continuing any violation of such Restrictive Covenants. Such right to obtain injunctive relief may be exercised at the option of Employer, concurrently with, prior to, after or in lieu of, the exercise of any other rights or remedies which Employer may have as a result of any such breach or threatened breach. Employee agrees that upon breach of any of the Restrictive Covenants, Employer shall be entitled to an accounting and repayment of all profits, royalties, compensation, and/or other benefits that Employee directly or indirectly has realized or may realize as a result of, or in connection with, any such breach. Employee further agrees that the Restrictive Period shall be extended by a period of time equal to any period of time in which any Employee is in violation of the Restrictive Covenants.

     10.  Acknowledgment of Reasonableness.  Employee has carefully read and
          --------------------------------
considered the provisions of this Agreement and has had the opportunity for consultation with an

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attorney of Employee's choice and agrees that the restrictions set forth herein are fair and reasonably required for the protection of Employer. In the event that any provision relating to the Restrictive Period, the Restricted Territory or the scope of the restrictions shall be declared by a court of competent jurisdiction to exceed the maximum period of time, geographical area or scope that such court deems reasonable and enforceable under applicable law, such time period, geographical area or scope of restriction held reasonable and enforceable by the court shall thereafter be the Restricted Period, Restricted Territory and/or scope under this Agreement.

     11.   Surrender of Books and Records. Employee acknowledges that all files,
           ------------------------------
records, lists, designs, specifications, books, products, plans and other materials owned or used by Employer in connection with conduct of its business shall at all times remain the property of Employer, and that upon termination or expiration of this Agreement for any reason, Employee will immediately surrender to Employer all such materials.

     12.   Entire Agreement. This Agreement contains the entire agreement of the
           ----------------
parties hereto, and shall not be modified or changed in any respect except by a writing executed by the parties hereto.

     13.   Successors and Assigns. The rights and obligations of Employee under
           ----------------------
this Agreement shall inure to the benefit of Employer, its successors and assigns, and shall be binding upon Employee and his respective successors, heirs and assigns. Employer shall have the right to assign, transfer, or convey this Agreement to its affiliated companies, successor entities, or assignees or transferees of substantially all of Employer's business activities. This Agreement, being personal in nature to the Employee, may not be assigned by Employee without Employer's prior written consent.

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     14.   Notice. All notices required and permitted to be give hereunder shall
           ------
be in writing and shall be deemed to have been given when mailed by certified or registered mail, return receipt requested, addressed to the intended recipient as follows or at such other address as is provided by either party to the other:

     If to Employer:                      With a copy to:

     Sonic Automotive, Inc.               Edward W. Wellman, Jr.
     Attention: Bryan Scott Smith, CEO    Parker, Poe, Adams & Bernstein, L.L.P.
     P.O.  Box 18747                      2500 Charlotte Plaza
     Charlotte, NC 28218                  201 South College Street
                                          Charlotte, NC 28244

     If to Employee:                      With a copy to:

     Jeffrey C. Rachor                    H. Wayne Grant, Esq.
     c/o John Konvalinka, Esq.            Grant, Konvalinka & Harrison, P.C.
     Grant, Konvalinka & Harrison, P.C.   9th Floor, Republic Centre
     9th Floor, Republic Centre           633 Chestnut Street
     633 Chestnut Street                  Chattanooga, TN 37450
     Chattanooga, TN 37450

     15.   Governing Law; Forum. This Agreement shall, in all respects, be
           --------------------
governed by and construed according to the laws of the State of North Carolina. Any dispute or controversy arising out of or relating to this Agreement shall also be governed by the laws of the State of North Carolina. Any suit or other proceeding arising out of or relating to this Agreement shall be instituted and maintained in the state courts of Mecklenburg County, North Carolina, and the parties hereby waive any objection to such jurisdiction and venue and irrevocably submit to the jurisdiction of such court in any such action or proceeding. Each party shall bear its own costs and expenses, including without limitation, attorneys' fees, in connection with any such suit or proceeding.

     16.   Guaranty. Guarantor joins in this Agreement for the purpose of
           --------
temporarily guaranteeing the obligations of Employer as set forth herein. Guarantor shall be irrevocably

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released from this guaranty at such time as (i) Sonic Auto World, Inc. shall have a net worth of $20 million, or (ii) Sonic Auto World, Inc. shall complete an initial public offering of its common stock pursuant to an effective registration statement under the Securities Act of 1993, as amended, which initial public offering results in net proceeds to the issuer of not less than $50 million.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                       EMPLOYEE:


                                       /s/ Jeffrey C. Rachor              (SEAL)
                                       -----------------------------------
                                       Jeffrey C. Rachor



                                       EMPLOYER:

                                       SONIC AUTOMOTIVE, INC.


                                       By: /s/ B. Scott Smith
                                           -------------------------------------
                                       Title: B. Scott Smith
                                              ----------------------------------

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